Exhibit 99.2

[LOGO]	Mark Hill Senior Vice President, Corporate Secretary and General Counsel

100 Throckmorton Street

Suite 1900

Fort Worth, Texas 76102

Phone 817.415.3924

Fax 817.415.3926

mark.hill@radioshack.com

April 2, 2004

Via Telecopy – 705-728-2012 and

CMRRR # 7002 0860 0000 2105 2867

Mr. Jeffrey A. Losch

General Counsel

InterTAN, Inc.

279 Bayview Drive

Barrie, Ontario

L4M 4W5

Re:	NOTICE OF IMMEDIATE TERMINATION; Default under the Third Amended and Restated InterTAN Advertising Agreement (“Advertising Agreement”)

Dear Mr. Losch:

The InterTAN Group, as defined in the Third Amended and Restated InterTAN Advertising Agreement, has failed to make the payment due under Paragraph 3 a) as required. This breach on the part of the InterTAN Group is noncurable. This event of default also constitutes a default under the Second Amended and Restated License Agreement (“License Agreement”) and the Second Amended and Restated Merchandise Agreement (“Merchandise Agreement”).

RadioShack Corporation, through its wholly owned subsidiary TRS Quality, Inc., has chosen to exercise its contractual right to immediately terminate any and all rights that InterTAN, Inc. or InterTAN Canada, Ltd. has or believes it has in the continued use of the RadioShack trade name, service mark and trademarks. We will of course work with you on the orderly post-termination transition provided for in paragraph 7 of the License Agreement. Be advised this notice of termination applies to the License Agreement, the Advertising Agreement, and the Merchandise Agreement.

I have enclosed an Acknowledgement of Termination for your execution. It is imperative you return this executed Acknowledgement to me via facsimile at 817-415-2647 by 5:00 p.m C.S.T this afternoon.

Yours very truly,

/s/    Mark C. Hill

Mark C. Hill

MCH/dlf

Enclosure

ACKNOWLEDGEMENT OF TERMINATION

WHEREAS, TRS Quality, Inc. (“TRS”) and InterTAN Canada Ltd. (“ITC”) entered into that certain Second Amendment and Restated License Agreement (the “License Agreement”) as of May 1, 2001.

WHEREAS, TRS is a wholly-owned subsidiary of RadioShack Corporation (“RadioShack”), and ITC is a wholly-owned subsidiary of InterTAN Inc. (“InterTAN”).

WHEREAS, TRS, ITC, RadioShack and InterTan entered into that certain Third Amended and Restated InterTAN Advertising Agreement (the “Advertising Agreement”) as of September 15, 2001.

WHEREAS, RadioShack and TRS terminated the Advertising Agreement pursuant to Section 7.a) thereof on April 2, 2004 as a result of the non-curable default of InterTAN and ITC, and RadioShack and TRS notified InterTAN and ITC in writing of such termination on that date.

WHEREAS, pursuant to the terms of the Advertising Agreement and the License Agreement, the non-curable default of InterTAN and ITC under the Advertising Agreement also resulted in the immediate termination of the License Agreement and the licenses granted thereunder.

WHEREAS, Section 7 of the License Agreement requires that, on termination of the licenses thereunder, ITC shall, among other things, sign or have signed such documents as deemed necessary by TRS to terminate ITC’s use of the trade names, trademarks and service marks licensed by TRS under the License Agreement and to vest in TRS all goodwill associated with such trade names, trademarks and service marks.

NOW THEREFORE:

1.	ITC and InterTAN hereby acknowledge the termination of the licenses granted to ITC under the License Agreement.

2.	ITC does hereby assign, transfer and convey, for good and valuable consideration, to TRS any and all rights that ITC may have, or may have acquired, in any trade names, trademarks and service marks licensed under the License Agreement, along with any and all associated goodwill.

3.	InterTAN, as the parent of ITC, shall cause ITC to take any and all actions to vest such rights assigned, transferred and conveyed to TRS, along with any and all associated goodwill, pursuant to Section 1 hereof.

4.	InterTAN and ITC will, from time to time after the date hereof, execute and deliver, and cause other persons to execute and deliver, any such further documents and instruments, and will cause to be done such other acts, as RadioShack or TRS may reasonably request more completely to consummate and make effective the actions contemplated hereby.

INTERTAN INC.	INTERTAN CANADA LTD

By:	By:

Name:	Name:

Title:	Title: